EXHIBIT I



                    UNITED STATES OF AMERICA
                           BEFORE THE
               SECURITIES AND EXCHANGE COMMISSION


     In the Matter of

     ENTERGY CORPORATION, ET AL.   ) File No. 70-9123
                                   ) (Public Utility Holding
                                   ) Company Act of 1935)


       REPLY OF ENTERGY CORPORATION, ET AL., TO NOTICE OF INTERVENTION, COMMENTS, AND REQUEST FOR HEARING AND
   REJECTION OF APPLICATION BY THE COUNCIL OF THE CITY OF NEW
     ORLEANS, MOTION TO INTERVENE, PROTEST, AND REQUEST FOR HEARING OF THE ARKANSAS PUBLIC SERVICE COMMISSION, AND
    NOTICE OF INTERVENTION OF THE MISSISSIPPI PUBLIC SERVICE
                           COMMISSION


          Applicants-Declarants, Entergy Corporation

     ("Entergy"), Entergy Enterprises, Inc., Entergy Power,

     Inc., Entergy Power Marketing Corp., Entergy Nuclear,

     Inc., Entergy Operations Services, Inc., Entergy Power

     Operations U.S., Inc., Entergy Global Power Operations

     Corporation and Entergy Integrated Solutions, Inc.

     (collectively, the "Applicants"), hereby respond to the

     Notice of Intervention, Comments, and Request for

     Hearing and Rejection of Application by the Council of

     the City of New Orleans ("New Orleans"), dated March 9,

     1998, the Motion to Intervene, Protest, and Request for

     Hearing of the Arkansas Public Service Commission (the

     "APSC"), dated March 6, 1998 and the Notice of

     Intervention of the Mississippi Public Service

     Commission (the "MPSC"), dated March 5, 1998

     (collectively, the "Notices of Intervention"), filed in

     connection with the Applicants' Application-Declaration

     on Form U-1, as amended, in the above-referenced docket

     (the "Application").1/  (New Orleans, the APSC and the

     MPSC are hereinafter collectively referred to as the

     "Intervenors.")

          For the reasons discussed below, the Notices of

     Intervention fail to raise any significant issue of

     fact or law that requires a hearing to resolve.

     Moreover, the transactions for which authorization is

     requested in the Application are fully consistent with

     the standards of the Public Utility Holding Company Act

     of 1935, as amended (the "Act"), and applicable

     precedent of the Securities and Exchange Commission

     (the "Commission") thereunder.



     I.   BACKGROUND

          As more fully set forth in the Application, the

     Applicants are seeking all requisite approvals of the

     Commission under the Act (1) for Entergy and certain of

     its existing or future subsidiary companies to issue

     Guarantees to or for the benefit of Entergy's

     affiliates which are Non-utility Companies in an

     aggregate amount not to exceed $750 million (inclusive

     of, among other things, certain previously authorized

     and outstanding Entergy guarantees), (2) for Entergy to

     acquire, directly or indirectly, the securities of one

     or more New Subsidiaries organized for purposes of

     acquiring (including financing or refinancing an

     acquisition), owning and holding the securities of

     associate companies which are Non-utility Companies,

     (3) for Non-utility Companies to issue and sell

     securities to Entergy, to other Non-utility Companies

     and/or to non-associate companies for purposes of

     financing (or refinancing) investments in Non-utility

     Companies, (4) for Non-utility Companies to perform

     Administrative Services, Consulting Services and

     Development Activities, (5) for O&M Subs to provide O&M

     Services, (6) for Non-utility Companies to provide

     Services to Non-utility Companies at market prices,

     subject to the condition, among others, that no

     domestic retail utility associate company is directly

     or indirectly involved in the transaction, and (7) for

     Non-utility Companies to pay dividends out of capital

     or unearned surplus.



     II.  SUMMARY OF INTERVENORS' ARGUMENTS

          A.   APSC

          The APSC asserts that the Application raises

     "factual issues" concerning the effect of Entergy's

     diversified activities on its domestic retail utility

     subsidiaries, particularly their cost of capital.  The

     APSC also asserts that, to the extent Entergy is

     proposing in the Application that any services provided

     by its domestic retail utility companies to Non-utility

     Companies would be priced at "cost", such a proposal is

     inconsistent with the terms of Entergy's Settlement

     Agreement with the APSC and certain of Entergy's other

     state and local regulators.

          B.   CNO

          The CNO claims that Entergy is seeking authority

     for up to $750 million in investments to "branch out

     into world-wide activities", in violation of the

     integration requirements of Section 11 of the Act. The

     CNO asserts that without details of Entergy's planned

     investments, the CNO cannot assess the risk that

     guarantees provided by Entergy in respect of such

     investments will have to be honored.  In addition, the

     CNO alleges that Entergy's proposal to form New

     Subsidiaries would complicate Entergy's corporate

     structure, in violation of Section 11 of the Act.

     Finally, the CNO asserts that Entergy is attempting to

     avoid its obligations under the Settlement Agreement

     with respect to transfer pricing, in that the

     Application appears to provide that Entergy's domestic

     retail utility subsidiaries would be reimbursed at

     "cost" for services rendered to their non-utility

     affiliates.

          C.   MPSC.

          The MPSC has not submitted specific comments at

     this time with respect to the Application.



     III. RESPONSES TO INTERVENORS' ARGUMENTS.

           A.  The Transactions Proposed in the
               Application are Consistent with the
               Applicable Precedent and Standards of the Act.


          Contrary to the assertions of the CNO, the

     transactions proposed in the Application are fully

     consistent with the applicable standards of the Act and

     Commission precedent thereunder.  The additional

     investments proposed by Entergy in the Application, in

     the form of Guarantees, will be limited exclusively to

     Non-utility Companies.  As set forth in the

     Application, Non-utility Companies are defined to

     include only those companies that own interests in non-

     utility businesses the acquisition of which either (1)

     have previously been approved by order of the

     Commission or (2) are exempt from Commission approval

     under the Act.  In other words, Entergy may not utilize

     the additional authority to issue Guarantees to support

     investments that Entergy is not authorized or permitted

     to make under the Act.  Such a limitation should

     satisfy any concerns the Commission or the CNO may have

     about Entergy's use of its Guarantee authority to

     "branch out" into "unidentified" activities that would

     violate the standards of Section 11 of the Act.

          Furthermore, as stated in the Application, the use

     of New Subsidiaries is intended, in part, to help

     simplify the organizational structure of Entergy's Non-

     utility Companies.  Due to the manner in which certain

     of the statutory provisions and regulations for exempt

     investments are written, Entergy currently must hold

     different types of investments in Non-utility Companies

     under separate ownership "chains" (i.e., by using

     separate intermediate holding companies for its

     investments in domestic EWGs, FUCOs, Energy-related

     Companies and ETCs).   The ability to combine different

     types of investments in Non-utility Companies under a

     single intermediate holding company will allow Entergy

     to simplify the organization of its non-utility

     businesses by eliminating certain intermediate holding

     companies.  In addition, the use of New Subsidiaries to

     group investments appropriately in Non-utility

     Companies would facilitate the raising of capital for

     investments in those or other Non-utility Companies.

     This reorganization of Non-utility Companies would not

     undermine the protections afforded to Entergy's

     investors and consumers by the Act, because the

     applicable limits on investments in Non-utility

     Companies imposed under Commission orders or rules

     (including Rules 53 and 58) would still be observed.2/

     Moreover, Entergy's proposal to organize New

     Subsidiaries is fully consistent with numerous orders

     issued by the Commission in recent years authorizing

     the use of "Project Parents" by registered holding

     companies to combine, and hold, their interests in

     EWGs, FUCOs and other non-utility businesses.3/

          B.   Affiliate Transactions Between Non-
               utility Companies and Excepted Companies, if any, will be Performed in a Manner Consistent with the Settlement Agreement.


          As set forth in the Application, to the extent

     that any of the transactions described therein would

     involve transfers between Non-utility Companies and any

     Excepted Company to which the provisions of the

     Settlement Agreement would apply, the Applicants agree

     that such transactions would be subject to, and

     performed in accordance with, such applicable

     provisions and any order of the Commission issued with

     respect thereto in File 70-8529.   Entergy hereby

     reiterates its agreement to abide by the transfer

     pricing provisions in the Settlement Agreement, and

     urges the Commission to approve Entergy's application

     in File No. 70-8529.   However, the Application

     properly notes that, pending receipt of such Commission

     approval, Non-utility Companies are only permitted

     under the Act to reimburse Excepted Companies for any

     services provided at "cost", determined in accordance

     with applicable regulations under the Act.  Therefore,

     contrary to the allegations of the APSC and CNO, the

     transactions proposed in the Application clearly will

     not be performed in violation of Entergy's commitment

     in the Settlement Agreement.

          Entergy's request for an exemption from Section

     13(b) of the Act to permit Non-utility Companies to

     provide Services to other Non-utility Companies at a

     price other than "cost" will not have any adverse

     effect on the Excepted Companies, including Entergy's

     domestic retail utility subsidiaries.  No Excepted

     Company will be involved, directly or indirectly, in

     the rendering of any Services that are priced other

     than at "cost" unless and until Commission approval is

     obtained in File No. 70-8529.   As provided in the

     Application, additional safeguards will prevent any

     Excepted Company from being the recipient, directly or

     indirectly, of Services provided between Non-utility

     Companies at a price more than "cost".   These and

     other safeguards in the Settlement Agreement will

     ensure that any Services between Non-utility Companies

     will not affect the cost of service of any of Entergy's

     domestic retail utility subsidiaries.

          Finally, in response to the APSC's concerns

     regarding the possible effects of Entergy's investments

     upon the cost of capital of Entergy's domestic retail

     utility subsidiaries, Entergy notes that existing

     structural safeguards, together with the authority of

     its state and local regulators, are sufficient to

     protect Entergy's customers from any such effects.  All

     of its investments in Non-utility Companies are, and

     will continue to be, strictly segregated from Entergy's

     domestic retail utility subsidiaries. Financing

     arrangements in respect of Entergy's investments in Non-

     utility Companies are carefully structured to insulate

     fully the domestic retail utility subsidiaries from the

     direct effects of any losses that may be incurred in

     connection with such investments.4/ No such subsidiary

     owes indebtedness or has extended credit, directly or

     indirectly, to any Non-utility Company, and none of the

     indebtedness attributable to the Non-utility Companies

     is recourse to any such subsidiary.  Therefore, there

     is no possibility that any of Entergy's domestic retail

     utility subsidiaries will have any liability with

     respect to Entergy's investments in Non-utility

     Companies.

          Moreover, in the event that Entergy's investments

     in Non-utility Companies were to have an indirect

     adverse effect on the cost of capital of Entergy's

     domestic retail utility subsidiaries, Entergy's state

     and local regulators have the authority and the means

     to prevent any increased capital costs from being

     passed on to the customers of such companies.

     Furthermore, Entergy has committed to such regulators,

     and hereby reiterates, that it will not seek recovery

     through rates charged to customers by its domestic

     retail utility subsidiaries for any possible losses

     that Entergy may sustain on investments in Non-utility

     Companies or for inadequate returns on such

     investments.

     IV.  CONCLUSION.

          For the reasons set forth herein, the allegations

     in the Notices of Intervention are unsupported by any

     evidence and are without merit.  The burden is on the

     Intervenors to offer at least minimal evidence that an

     issue of material fact or law exists and that an

     evidentiary hearing is required to resolve such

     issue.5/   The Applicants have clearly established in the

     Application and in this Reply that the transactions

     proposed in the Application are in conformity with the

     applicable standards of the Act and are in the best

     interests of investors and consumers.  There is nothing

     in the Notices of Intervention which suggests

     otherwise.  It is well settled that under such

     circumstances a hearing is not necessary or justified.

     Consequently, the Commission should deny the relief

     requested in the Notices of Intervention and approve

     the Application forthwith.



                                   Respectfully submitted,



                                   ___________________
                                   Thomas C. Havens
                                   MAYER, BROWN & PLATT
                                   1675 Broadway
                                   New York, NY 10019-5820
                                   (212) 506-2640


                                   ___________________
                                   Laurence M. Hamric
                                   ENTERGY SERVICES, INC.
                                   639 Loyola Avenue
                                   New Orleans, LA 70113


                                   ___________________
                                   Frederick F. Nugent
                                   ENTERGY ENTERPRISES, INC.
                                   4 Park Plaza, Suite 2000
                                   Irvine, CA 92614


     Date:     July 7, 1998

                     CERTIFICATE OF SERVICE


          I hereby certify that the foregoing "Reply of

     Entergy Corporation to the Notice of Intervention,

     Comments, and Request for Hearing and Rejection of

     Application by the Council of the City of New Orleans,

     the Motion to Intervene, Protest, and Request for

     Hearing of the Arkansas Public Service Commission and

     the Notice of Intervention of the Mississippi Public

     Service Commission", in File No. 70-9123, has been

     served upon the following, via the United States mail,

     postage prepaid, this 7th day of July, 1998.



                                   _______________________
                                        Thomas C. Havens


     George M. Fleming, Esq.     Kenneth M. Carter, Esq.
     Patricia L. Trantham, Esq.  Karen R. Carter, Esq.
     Public Utilities Staff      Carter & Cates
     Post Office Box 1174,       Suite 1230 - Energy Centre
     Suite 1702                  1100 Poydras Street
     Jackson, Mississippi 39215- New Orleans, LA 70163
     1174

     Mary W. Cochran, Esq.       Sherry A. Quirk, Esq.
     D. David Slaton, Esq.       Montina M. Cole, Esq.
     Arkansas Public Service     Verner, Liipfert,
     Commission                  Bernhard,
     P.O. Box 400                McPherson & Hand,
     Little Rock, Arkansas       Chartered
     72203-0400                  901 15th Street, N.W.
                                 Suite 700
                                 Washington, D.C. 20005

     Avis M. Russell, Esq.       Jacquelyn Frick
     City Attorney               Director, Council
     Room 5E01 City Hall         Utilities
     1300 Perdido Street         Regulatory Office
     New Orleans, LA 70112       1300 Perdido Street
                                 New Orleans, LA 70112

_______________________________
1/ Unless otherwise noted, all capitalized terms used herein have the meanings ascribed to them in the Application.
2/ Compliance with these investment limits is continually tracked through internal accounting procedures already in place at Entergy.
3/ See, e.g., The Southern Company, et al., Holding Company Act Release ("HCAR") No. 26468 (February 2,
     1996); Northeast Utilities, et al., HCAR No. 26213 (December 12, 1996); New England Electric System. et al., HCAR No. 26504 (April 15, 1996); General Public Utilities, Inc., et al., HCAR No. 26457 (January 19,
     1996); and Consolidated Natural Gas Company, et al., HCAR No. 26523 (May 30, 1996).
4/ Entergy has not been called upon to fund its obligation under any guarantee issued with respect to an investment in a Non-utility Company.
5/ See Environmental Action, Inc. v. Securities and Exchange Commission, 895 F.2d 1255, 1265-66 (9th Cir.
     1990).